[EXHIBIT 10.1.18]

                     AGREEMENT

This writing sets forth the economic terms of an agreement entered into as of this 27th day of October, 2003, by and between Film And Music Entertainment, Inc., ("FAME") a Nevada corporation, and Michael Criscione and Michael Meyer ("Contractors') on the other hand, with respect to writing, producing and directing services of Contractors in connection with collateralized pictures (i.e., Hollywood Dream Camp, Gem Scam and Roses In the Rain; the "Collateralized Pictures") and other pictures (i.e., Red Giants and other pictures being financed by MPI/MFD/MEMI without collateralization; the "Other Pictures").

For a period of three (3) years, to the extent that Contractors are not rendering exclusive services in connection with the Collateralized Pictures, F AME shall accord Contractors a reasonable opportunity to render producing services or other entertainment industry services in connection with the "Other Pictures".

Contractors shall receive credits and compensation on a most favored nations basis with others rendering line producing services in connection with such pictures, which compensation shall be no less than $2,000 per week jointly to Criscione and Meyer. During pre-production of Collateralized Pictures, such advances shall be deemed applicable against fees on Collateralized Pictures, and at other times, such advances shall be deemed applicable against fees on Other Pictures.

FAME shall have the option, but not the obligation, to use Michael Meyer's services as a consultant rendering the services of a director of business affairs, but with the full knowledge that Meyer is not a licensed attorney. Robert M. Nau will provide a full description of what Meyer may or may not do. An attorney (Meyer prefers Rob Nau) shall be provided to supervise and direct Meyer's services, and the services of Lawrence Lotman, Karolyne Sosa and Stella Pigago.

In connection with the production, pre-production and business affairs duties set forth in this agreement, the salaries of Lotman, Sosa and Pigago for those services shall be no less than:


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Lotman     $600 per week
Sosa       $600 per week
Pigago     $400 per week

These services shall be deemed advances against any other monies payable to Lotman, Sosa or Pigago in connection with other employment agreements with FAME (i.e., Lotman's agreement as corporate director and secretary).

FAME                               CONTRACTORS



/s/ John Daley                     /s/ Michael Criscione
----------------------------       ------------------------------
By: John Daley                     By: Michael Criscione
Its President                      An Individual


   /s/Michael Meyer                -------------------------------
                                   By: Michael Meyer An Individual


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